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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2003

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant's Telephone Number, Including Area Code)

Item 5.    Other Event

        On July 7, 2003, Packaging Corporation of America (the "Company" or "PCA") announced that, as of 5:00 p.m. New York City time that day, it had received the consents necessary to adopt proposed amendments to the indenture under which its 9 5/8% Series B Senior Subordinated Notes due 2009 (CUSIP No. 695156AD1, the "Notes") were issued.

        PCA commenced a tender offer on June 23, 2003 to purchase any and all of its outstanding $550 million aggregate principal amount of Notes, as well as the related consent solicitation. The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation dated June 23, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (C)
  Exhibits

  20.1
  Press Release dated July 7, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ PAUL T. STECKO Chairman and Chief Executive Officer (Authorized Officer)
By:	/s/ RICHARD B. WEST Senior Vice President, Chief Financial Officer, and Corporate Secretary (Principal Financial Officer)

Date: July 11, 2003

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  Item 5. Other Event
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES